Calculation of Filing Fee Tables
S-3
FORMFACTOR INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, Par value $0.001	457(a)	2,234,887	$ 75.06	$ 167,750,618.22	0.000087	$ 14,594.30
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 167,750,618.22		$ 14,594.30
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 14,594.30
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) The shares will be offered for resale by the selling stockholder pursuant to the prospectus contained in the Registration Statement. (b) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the registrant's common stock as reported on the Nasdaq Global Select Market on November 5, 2026, which is a date within five business days prior to the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	FormFactor, Inc.	S-3	333-299938	11/09/2026		$ 14,594.30	Equity	Common stock, Par value $0.001	2,234,887	$ 167,750,618.22
Fee Offset Sources		FormFactor, Inc.	S-3	333-299938		11/09/2026						$ 14,594.30
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant paid a registration fee of $14,594.30 in connection with the registration of 2,234,887 shares of its common stock pursuant to a registration statement on Form S-3 (File No. 333-299938), which was initially filed with the SEC on November 9, 2026 (the "Prior Registration Statement"). The Prior Registration Statement was not declared effective by the SEC, and no securities were issued or sold thereunder. The Prior Registration Statement was withdrawn by filing a Form RW on November 12, 2026. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $14,594.30.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date